Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
(Investor Relations)
Zachary C. Parker, President and Chief Executive Officer	Donald C. Weinberger/Adam Lowensteiner
DLH Holdings Corp.	Wolfe Axelrod Weinberger Associates, LLC
1776 Peachtree Street, NW	212-370-4500
Atlanta, GA 30309	don@wolfeaxelrod.com
866-952-1647	adam@wolfeaxelrod.com

Christy N. Buechler, Marketing & Communications Manager (Media)
DLH Solutions Inc.
678-935-1531
christy.buechler@dhlcorp.com

DLH Holdings Corp. Names

Kathryn M. JohnBull as Chief Financial Officer

Appointment follows departure of John E. Kahn

Atlanta, Georgia — June 27, 2012 — DLH Holdings Corp. (Nasdaq: DLHC), formerly TeamStaff Inc., a leading healthcare and logistics services provider to the Federal Government, including the Departments of Defense and Veterans Affairs, announced today that it has appointed Kathryn M. JohnBull as chief financial officer.  Ms. JohnBull’s appointment is effective as of June 25, 2012 and follows the departure of John E. Kahn as the company’s chief financial officer.

“The Board and I are delighted to welcome Kathryn to DLH,” stated Zach Parker, president and chief executive officer of DLH Holdings. “The company and its shareholders are fortunate to have someone of her caliber join our leadership team.  She is an experienced senior financial executive and brings the right skill set and experience to help lead us into the next phase of our strategic transformation. Her extensive finance background and substantive defense and government services experience further strengthens DLH’s senior team as we look to enhance performance and drive shareholder value. As a senior financial executive in the defense and government services market, we are confident that Kathryn will provide these valuable contributions to DLH.”

From January 2008 to June 2012, Kathryn M. JohnBull has served as a senior financial executive with QinetiQ North America, a wholly-owned subsidiary of QinetiQ Group, PLC, a publicly-traded, U.K. — based provider of defense, technology and security services and solutions, including serving as the Senior Vice President/Chief Financial Officer of its Mission Solutions Group until February 2011 and subsequently as the Senior Vice President — Finance for QinetiQ North America’s overall corporate operations.  Prior to her tenure at QinetiQ, Ms. JohnBull served as the Operations Segment Chief Financial Officer of Maximus, Inc., a publicly-traded provider of business process outsourcing, consulting and systems solutions from August 2002 to December 2007.  Ms. JohnBull has nearly 30 years of experience in finance and has been involved specifically in the defense and government services industries since 1988 working for organizations such as United Defense, BDM International, Inc. Maximus, Inc. and QinetiQ North America.

“I am very pleased to join DLH as its CFO,” said Ms. JohnBull. “The company’s performance during a challenging period for government contractors is impressive. I believe that DLH is an organization which is well-positioned for success in the healthcare, defense and logistics markets, and I am looking forward to being part of the team.”

Mr. Kahn’s separation from DLH was effective on June 25, 2012. Speaking on behalf of the Board of Directors, chairman Rick Wasserman said, “We very much appreciate John’s efforts and his service to DLH since his appointment in 2010. John has been an important member of our leadership team and made a number of substantial contributions to DLH during the early stages of the transformation of the company.  On behalf of the board and management team, I thank him for his efforts and wish him the very best for the future.”

About DLH Holdings Corp. (formerly TeamStaff, Inc.)

DLH serves clients throughout the United States as a full-service provider of healthcare, logistics, and technical support services to DoD and Federal agencies. For more information, visit the corporate web site at www.dlhcorp.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements. These statements relate to future events or DLH’s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans” (and similar expressions) should be considered forward looking statements. There are a number of important factors that could cause DLH’s actual results to differ materially from those indicated by the forward looking statements. including those factors described under “Risk Factors” in the Company’s prospectus included as part of the Registration Statement on Form S-1 filed by the Company in connection with the Rights Offering and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. DLH undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

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